                                                                    EXHIBIT 15.1

               LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

To the Board of Directors and Stockholders of Hypercom Corporation

We are aware of the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-40457, 333-40459, 333-40461 and 333-40333) of
our report dated April 19, 2000 relating to the unaudited condensed consolidated interim financial statements of Hypercom Corporation that are included in its Form 10-Q for the quarter ended March 31, 2000.

                                                           /s/ Ernst & Young LLP

Phoenix, Arizona
May 12, 2000